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                                                                    Exhibit 10.6

                           EXCLUSIVE LICENSE AGREEMENT


     This Agreement is made and entered into as of December 31, 1998 (the Effective Date), by and between CHILDREN'S MEDICAL CENTER CORPORATION, a charitable corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 300 Longwood Avenue, Boston, Massachusetts, 02115, U.S.A. (hereinafter referred to as "CMCC"), and ORAPHARMA, INC., a business corporation duly organized and existing under the laws of Delaware and having a principal place of business located at 732 Louis Drive, Warminster, Pennsylvania 18974 (hereinafter referred to as "Licensee").

     WHEREAS, CMCC has developed certain Licensed Products (as that term shall be defined hereafter) under this Agreement;

     WHEREAS, CMCC is the owner of certain Patent Rights (as that term shall be defined hereafter) that are related to the Licensed Products and CMCC has the right to grant licenses under said Licensed Products and Patent Rights, subject to a royalty-free, nonexclusive license heretofore granted to the United States Government for those patents, if any, developed with U.S. Government funding;

     WHEREAS, CMCC desires to have the Licensed Products and Patent Rights utilized in the public interest and is willing to grant a license thereunder on the terms and conditions described herein;

     WHEREAS, Licensee has represented to CMCC that Licensee desires to engage in the commercial development, production, manufacture, marketing and sale of Licensed Products, either directly or through the activities of affiliates and/or Sublicensees, and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights in accordance with the terms and conditions described herein so that public utilization shall result therefrom; and

     WHEREAS, Licensee desires to obtain an exclusive license to the Licensed Products and a license to the Patent Rights on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:
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                             ARTICLE I. DEFINITIONS

     For the purpose of this Agreement, the following words and phrases shall have the meanings set forth below:

     A. "Affiliate" shall mean any company or other legal entity controlling, controlled by or under common control with Licensee. For purposes of the definition of "Affiliate" the term "control" shall mean: (i) in the case of a corporate entity, the direct or indirect ownership of at least a majority of the stock or participating shares entitled to vote for the election of directors of that entity; (ii) in the case of a partnership, the power customarily held by a general partner to direct the management and policies of such partnership; or
(iii) in the case of a joint venture in a form other than a corporation or partnership, the power to direct the joint venture with respect to the rights licensed hereunder.

     B. "Combination Product(s) or Process(es)" shall mean a product or process that includes a Licensed Product sold in combination with another component(s) whose manufacture, use or sale by an unlicensed party would not constitute an infringement of the Patent Rights.

     C. "Field of Use" shall mean, for each Licensed Product (as this term shall be defined below), the field of use for that Licensed Product shown in Column 3 of Appendix 2.

     D. "First Commercial Sale" shall mean with respect to each country: (i) the first sale of any Licensed Product by Licensee, following approval of such Licensed Product's marketing by the appropriate governmental agency, if any such approval is necessary, for the country in which the sale is to be made; or (ii) when governmental approval is not required, the first sale in that country of the Licensed Product.

     E. "Know-how" shall mean any and all manufacturing information, technical information, testing and analytic methods and specifications which CMCC owns or has sufficient rights to include in the license grant in Article II hereof, deriving from the activities of the Principal Investigator and/or any other Research Program personnel in the performance of the Sponsored Research Agreement prior to, on or after the Effective Date necessary and/or enabling and/or useful for research, development, manufacture or marketing of any Licensed Product in the Field of Use.

     F. "Licensed Product" shall mean any product and/or Licensed Process:

          1) the manufacture, development, use, lease, sale or import of which would infringe any one of the issued, unexpired claim(s) or any one of the pending claim(s) contained in the Patent Rights in any country, and/or the manufacture of which uses a "Licensed Process" as defined below, and

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          2) which is listed in Appendix 2, or which is added to Appendix 2 by amendment in accordance with the terms of the Sponsored Research Agreement as defined below.

     G. "Licensed Process" shall mean any process that would infringe any one of the issued, unexpired claim(s) or any one of the pending claim(s) contained in the Patent Rights in any country.

     H. "Licensee" shall mean Licensee and/or its permitted successor(s) or assignee(s) and/or its Affiliates.

     I. "Net Sales" shall mean gross receipts received by Licensee and/or Licensee's Affiliates in connection with the sale, lease or use of the Licensed Products, less the sum of the following:

          1. discounts and rebates allowed in amounts customary in the trade;

          2. sales taxes, customs and tariff duties and/or use taxes directly imposed and with reference to particular sales;

          3. outbound transportation and delivery charges (including insurance premiums related to transportation and delivery) prepaid or allowed; and

          4. amounts allowed or credited on returns.

     No deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or are regularly employed by Licensee and on its payroll or for the cost of collections. Notwithstanding anything herein to the contrary, the following shall not be considered a sale of a Licensed Product under this Agreement: (i) the transfer of a Licensed Product to an Affiliate for sale by the Affiliate in a transaction that will be royalty bearing, regardless of whether there is an internal transfer price associated with the transfer; (ii) the transfer of a Licensed Product to a third party without consideration to Licensee in connection with the development or testing of a Licensed Product; or (iii) the transfer of a Licensed Product to a third party without consideration in connection with the marketing or promotion of the Licensed Product.

     J. "Patent Rights" shall mean all of the following intellectual property which CMCC owns or has sufficient rights to include in the license grant in
Article II hereof, during the term of this Agreement:

          1. the United States and foreign patents and/or patent applications listed in Appendix 1 attached hereto and incorporated herein by reference, and any divisionals and continuations thereof.

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          2. United States and foreign patents and/or patent applications resulting from the Research Program and added in accordance with the Sponsored Research Agreement by amendment to Appendix 1 attached hereto and incorporated herein by reference and any divisionals and continuations thereof.

          3. United States and foreign patents issued from the applications listed in Appendix 1 and from all divisionals and continuations of those applications.

          4. Claims of United States and foreign continuation-in-part applications, and patents issued therefrom, which relate to subject matter specifically described in the United States and foreign patent applications described in Appendix 1.

          5. Claims of all later filed foreign patent applications, and patents issued therefrom, which relate to subject matter specifically described in the United States patent and/or patent applications described in subparagraphs 1, 2, 3, or 4 of this Article I, Paragraph J.

          6. Any reissues, reexaminations, divisions, amendments or extensions of the United States or foreign patents described in subparagraphs 1, 2, 3, 4, or 5 of this Article I, Paragraph J.

     K. "Research Program" shall mean the sponsored research program conducted at Children's Hospital and funded by Licensee in accordance with the Sponsored Research Agreement.

     L. "Restricted Stock Agreement" shall mean a securities purchase agreement reasonably satisfactory to CMCC and Licensee and substantially in the form set in Appendix 4 hereof.

     M. "Sponsored Research Agreement" shall mean the Sponsored Research Agreement with the effective date of December 31, 1998 between CMCC and Licensee, as the same may be amended, supplemented or otherwise modified from time to time.

     N. "Sublicensee" shall mean a person or entity other than an Affiliate to whom Licensee has granted an arm's length sublicense under this Agreement.

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                                ARTICLE II. GRANT

     A. Subject to the terms and conditions of this Agreement, CMCC hereby grants to Licensee the worldwide right and exclusive license under the Patent Rights, and the worldwide rights and non-exclusive license under any and all Know-How but only, to make, have made, use, lease, offer for sale, sell, have sold, and import the Licensed Products in the Field of Use, to the end of the term for which the Patent Rights are granted, unless sooner terminated as provided in this Agreement.

     B. Notwithstanding anything above to the contrary, CMCC shall retain a royalty-free, nonexclusive, irrevocable license to practice, and to sublicense other non-profit research organizations to practice (but without the right to grant sublicenses), the Patent Rights covering the Licensed Products in the Field of Use for noncommercial research purposes only; provided that such other non-profit research organizations shall be permitted to use Licensed Products in the Field of Use only for their own noncommercial research purposes and shall be prohibited from assigning or sublicensing any rights to use the Licensed Products without the prior written consent of CMCC and Licensee. In the event CMCC enters into a written sublicense, the form and substance of the sublicense would be subject to Licensee's consent, which consent shall not be unreasonably withheld. If such sublicense to another non-profit research organization involves the transfer of tangible research property that is subject to this Agreement or if a researcher at another organization requests the transfer of such property, said transfer will be subject to the terms of Section 6(h) of the Sponsored Research Agreement.

     C. Notwithstanding anything above to the contrary, the license granted hereunder shall be subject to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States for governmental purposes under Public Laws 96-517, 97-226, and 98-620, codified at 35 U.S.C. sec. 200-212 and any regulations promulgated thereunder, and the rights of the United States government, if any, under such laws and regulations. CMCC agrees to disclose to Licensee any United States government funding that pertain to the Patent Rights, and has provided to Licensee as of the Effective Date information regarding such funding prior to the Effective Date.

     D. For Licensed Products that fall within claims of a patent in which the US Government has rights, if any, and if and to the extent required by applicable law, Licensee agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States including Puerto Rico.

     E. In order to establish exclusivity for Licensee, CMCC hereby agrees that it shall not, during the time in which this Agreement is in effect (except as provided in Article II.F.), grant to any other commercial party a license to make, have made, use, lease and/or sell Licensed Products, in the Field of Use except as required by law to grant rights to the United States Government.

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     F. Licensee shall have the right to enter into sublicensing agreements with respect to any of the rights, privileges, and licenses granted hereunder, subject to the terms and conditions hereof. Such sublicenses will terminate upon the termination of Licensee's rights granted herein, subject to Article II.J below.

     G. Licensee agrees that any sublicense granted by it shall provide that the obligations to CMCC of Articles II (Grant), V (Reports and Records), VII (Infringement), VIII (Insurance and Indemnification), IX (Export Controls), X (Non-Use of Names), XI (Assignment), XII (Dispute Resolution), XIII (Term and Termination) and XV (Miscellaneous Provisions) of this Agreement shall be binding upon the Sublicensee as if it were a party to this Agreement. Licensee further agrees to attach a copy of this Agreement to all sublicense agreements, deleting economic terms when and as appropriate.

     H. Licensee agrees to provide to CMCC notice of any sublicense granted hereunder and to forward to CMCC a copy of any and all fully executed sublicense agreements. At CMCC's request, Licensee further agrees to forward to CMCC annually a copy of such reports received by Licensee from its Sublicensees during the preceding twelve (12) month period, but shall in any event, provide CMCC with any information from such reports, as shall be pertinent to a royalty accounting under the applicable sublicense. Licensee may delete from said copies of sublicense agreements and reports proprietary information that is not pertinent to royalty accounting or to Licensee's Due Diligence obligations under
Article III; at CMCC's request, such deleted information shall be presented to an independent third party acceptable to Licensee and CMCC to confirm that the information is not pertinent.

     I. Licensee shall advise CMCC in writing of any consideration received from Sublicensees. Licensee shall not accept from any Sublicensee anything of value in lieu of cash payments to discharge Sublicensee's payment obligations under any sublicense granted under this Agreement, without the express written permission of CMCC, which permission shall not be unreasonably withheld.

     J. CMCC agrees that if Licensee has provided to CMCC notice that Licensee has granted a sublicense to a Sublicensee under this Agreement, then in the event CMCC terminates this Agreement for any reason provided hereafter, CMCC shall provide to such Sublicensee an initial notice at the same time as CMCC shall send notices to Licensee under Article XIII.B., C. or D. and also written notice of said termination, or notice of cure by Licensee, as applicable, at the address specified by Licensee to CMCC in Licensee's notice to CMCC under Paragraph H of this Article II. CMCC agrees that upon the Sublicensee's notice as described below and provided the Sublicensee is not in material breach of its sublicense, CMCC shall grant to such Sublicensee license rights and terms substantially equivalent to the sublicense rights and terms which the Licensee shall have granted to said Sublicensee; provided that the Sublicensee shall remain a Sublicensee under this Agreement for a period of at least sixty (60) days following receipt of such initial notice from CMCC. Sublicensee shall during said sixty (60) day period provide to CMCC notice wherein the
Sublicensee: (i) reaffirms the terms and conditions of this

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Agreement as it relates to the rights the Sublicensee has been granted under the sublicense; (ii) agrees to abide by all of the terms and conditions of this Agreement applicable to Sublicensees and to discharge directly all obligations that are pertinent to the Sublicensee's field of use which Licensee is obligated hereunder to discharge; and (iii) acknowledges that CMCC shall have no obligations to the Sublicensee other than its obligations set forth in this Agreement with regard to Licensee.

     K. Nothing in this Agreement shall be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any technology, product or field of use other than Know-How and the Patent Rights covering the Licensed Products in the Field of Use.

     L. CMCC agrees to provide to Licensee any Know-How, subject to the terms and conditions of this Agreement and the Sponsored Research Agreement necessary to enable Licensee to commercialize the Licensed Products in accordance with Appendix 3 attached hereto.

     M. CMCC represents and warrants that it: (i) has the right and ability to grant the license set forth in Paragraph A. above and, to the best knowledge of the Children's Hospital Technology Transfer Office, has all right, title and interest in the Patent Rights, and (ii) has no knowledge that the Patent Rights are subject to a pending claim of infringement by a third party. CMCC further represents and warrants that the grant of the license to Licensee hereunder does not conflict with the rights of any third party under any other agreement to which CMCC is a party or by which it is bound.


                           ARTICLE III. DUE DILIGENCE

     A. Licensee shall use its good faith and diligent efforts to bring each Licensed Product to market as soon as reasonably practicable, consistent with sound and reasonable business practices and judgment, through a diligent program for commercialization of the Licensed Products as detailed in the Development Plans for each Licensed Product and Field of Use cited in Article III. C and attached as Appendix 3. Such diligence may, at Licensee's election, be accomplished through research, development, marketing and/or sublicensing activities, either alone or in collaboration with third parties. Thereafter, Licensee agrees that until expiration or termination of this Agreement, Licensee shall continue active and diligent efforts, consistent with sound and reasonable business practices and judgment, to keep Licensed Products reasonably available to the public. In the event Licensee decides not to exploit a Licensed Product, a licensed Patent Right, or a Field of Use, it shall promptly inform CMCC in writing and shall surrender to CMCC its license to that Licensed Product, Patent Right, and/or Field of Use.

     B. The parties acknowledge that Licensee has provided to CMCC prior to the date of execution of this Agreement a written commercialization development plan ("Development

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

Plan") setting forth the initially targeted markets for each Licensed Product listed in Appendix 2, and will provide a Development Plan for each Licensed Product added thereto in accord with the terms of this Agreement or the Sponsored Research Agreement, including to the extent practicable: (i) time-delimited targets for pre-clinical development, clinical trials, regulatory approval, manufacturing and marketing that represent reasonable efforts, consistent with industry norms for similar technology and applications, to bring Licensed Products to the marketplace; and (ii) actual or projected financial resources and/or strategic alliances that will be required to implement the Development Plan. The initial Development Plan is attached hereto as Appendix 3 and is hereby incorporated herein by reference. The Development Plan will be updated to include a commercialization development plan for each additional Licensed Product and Field of Use. Development Plans for use of OsteoMorphin in orthopedics in humans and for therapeutic use in animals shall be negotiated in good faith by the parties and shall be added to this Agreement by Amendment within six (6) months of the Effective Date.

     C. Licensee shall use good faith and diligent efforts to accomplish the milestones set forth in the Development Plan and to manufacture and distribute Licensed Products directly or through an Affiliate or Sublicensee.

     D. Notwithstanding anything above to the contrary, CMCC shall not unreasonably withhold its assent to any reasonable revision of the objective(s) set forth in the Development Plan when requested in writing by Licensee and supported by evidence reasonably acceptable to CMCC: (i) of technical difficulties or delays in the clinical studies or regulatory process that Licensee could not have reasonably avoided; or (ii) that Licensee, its Affiliates and/or Sublicensees have expended good faith and diligent efforts and adequate resources to meet said objective.

     E. In the event that Licensee is not diligently seeking to achieve the objectives set forth in the Development Plan with regard to any particular Licensed Product in a timely manner, CMCC shall so notify Licensee in writing. Licensee shall have the option, exercisable by written notice to CMCC provided within thirty (30) days after receipt of any such notice, to either: (i) receive a six (6) months grace period to establish to CMCC's reasonable satisfaction that Licensee is expending its good faith and diligent efforts and adequate resources to achieve said objectives; or (ii) agree to CMCC's termination of this Agreement with regard to such Licensed Product as provided hereafter. In the event Licensee agrees to termination of this Agreement with regard to such Licensed Product, CMCC shall immediately terminate the license granted to Licensee with regard to that Licensed Product under this Agreement. In the event Licensee fails to establish its diligence as provided above prior to expiration of the six (6) months grace period, CMCC shall have the right to terminate the license granted to Licensee with regard to such Licensed Product under this Agreement.

     F. In the event Licensee fails to meet the objective(s) set forth in the Development Plan with regard to any particular Licensed Product in a timely manner, CMCC shall notify Licensee thereof in writing, and Licensee shall have forty-five (45) days following such

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notification to establish that (i) it has met such objective(s); or (ii) a revision to the Development Plan is necessary and appropriate as contemplated above. In the event Licensee fails to establish the same, CMCC shall have the right to terminate the license granted to Licensee under this Agreement with regard to such Licensed Product or to convert the license granted to Licensee hereunder to a non-exclusive license with regard to such Licensed Product on financial terms and conditions mutually agreed to by CMCC and Licensee.

     G. Licensee shall fund research at Children's Hospital in accordance with the terms of the Sponsored Research Agreement. In the event Licensee terminates the Sponsored Research Agreement within four (4) years of its "Initiation Date" (as defined in that agreement) without cause or Hospital terminates said agreement under Paragraphs 8 (b), (c), (d), or (e) of that agreement, this License Agreement shall terminate at the same time. In the event Licensee terminates the Sponsored Research Agreement for cause as defined in Article 8
(d), 8 (f), or 8 (h), licenses or options granted pursuant to the Sponsored Research Agreement may not be terminated by CMCC. Licensee shall, to the extent commercially reasonable and mutually agreed upon by the parties, provide CMCC and its collaborators the opportunity to conduct additional studies that are to be funded by Licensee and that are within their field(s) of competency.

     H. In the event Licensee desires to sponsor further research at an academic institution on products and/or technology licensed to Licensee hereunder, Licensee shall give the Hospital the first opportunity to bid on the project, to the extent that Children's Hospital has investigators with appropriate qualifications.


                    ARTICLE IV. ROYALTIES AND OTHER PAYMENTS

     A. For the rights, privileges and licenses granted hereunder, Licensee shall pay to CMCC the following amounts in the manner hereinafter provided until the end of the term of the last to expire Patent Right, unless this Agreement shall be sooner terminated as hereinafter provided:

          1. 165,000 shares of Licensee Common Stock to be delivered to CMCC within thirty (30) days after the Effective Date subject to CMCC executing the Restricted Stock Agreement, (b) Common Stock at then fair market value of Two Hundred Fifty Thousand Dollars ($250,000) delivered at the first NDA submission, and (c) Common Stock at then fair market value of Seven Hundred Fifty Thousand Dollars ($750,000) delivered at the first NDA approval.

          As used herein, "fair market value" of Common Stock means, with respect to the date of determination thereof, the value of a share of the common stock of Licensee, determined for the purposes of this Agreement as follows:

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          (i)  If the common stock of Licensee is traded publicly on any stock exchange or over-the-counter market on the date of determination, then the fair market value thereof shall be the closing sale price, or if the closing sale price is not reported, the closing ask price at which a share of such common stock may be purchased by a person on the principal stock exchange or over-the-counter market on which such common stock may be purchased on such date.

          (ii) If the common stock of Licensee is not traded publicly on any stock exchange or over-the-counter market on the date of determination, then the fair market value thereof shall be equal to the fair market value of a share of the last series of preferred stock issued by Licensee and shall be determined as follows:

               (a) If Licensee consummates an equity financing during the period commencing on the date that is ninety (90) days prior to, and ending on the date that is ninety (90) days following, the date of determination, then the fair market value of a share of common stock of Licensee shall be the purchase price of a share of preferred stock of Licensee, (determined on a common-equivalent basis) issued in the last equity financing, if any, consummated during such period.

               (b) If no equity financing is consummated by Licensee during the period described in clause (a) above, then the fair market value of a share of common stock of Licensee shall be determined by Licensee's Board of Directors and CMCC shall be notified thereof in writing. CMCC may, upon written notice to Licensee, appoint an independent certified public accountant or investment banking firm ( an "Independent
                                                             -----------
          Appraiser" ) reasonably acceptable to Licensee and the cost and
          ---------
          expense of the Independent Appraiser shall be shared equally by CMCC and Licensee, unless the ultimate fair market value is within five percent (5%) of the fair market value determined by Licensee's Board of Directors in which case the cost shall be borne by CMCC. If CMCC fails to notify Licensee of its election to exercise its valuation right within thirty (30) days after its receipt of the initial determination by Licensee's Board of Directors, then the fair market value thereof shall be the amount as determined by Licensee's Board of Directors. If CMCC exercises its valuation right, CMCC shall cause the Independent Appraiser appointed by CMCC to provide its determination of the fair market value of a share of common stock of Licensee in writing to Licensee and CMCC. Following receipt of such determination, the parties shall, in good faith, attempt to mutually agree upon the fair market value of a share of common stock of Licensee. If the parties are unable to so agree within thirty (30) days following their receipt of such determination, the parties shall appoint a mutually acceptable Independent Appraiser to determine the fair market value of a share of common stock of Licensee. In such case, the determinations made by Licensee's Board of Directors, the Independent Appraiser appointed by CMCC and the Independent Appraiser jointly appointed by the parties shall be compared, and the fair market value shall be the middle determination (and not an average thereof). Any Independent Appraiser appointed by CMCC or appointed jointly by CMCC and Licensee shall be subject to an obligation of confidentiality in favor of Licensee and shall disclose to CMCC only its determination of the fair market value of a share of common stock of Licensee.

          At Licensee's discretion, stock payments (b) and (c) above may be in cash rather than stock. Also [The confidential material contained herein has been omitted and has been separately filed with the commission.].

          2. Except for Net Sales to the United States government pursuant to any paid-up license under Article II.C. for which Licensee shall reduce its price by an amount corresponding to the royalty otherwise payable to CMCC, Royalties in an amount equal to:

          (i) [The confidential material contained herein has been omitted and has been separately filed with the commission.];

          (ii) [The confidential material contained herein has been omitted and has been separately filed with the commission.]

          (iii) [The confidential material contained herein has been omitted and has been separately filed with the commission.]

          3. (a) In the event Licensee has granted sublicenses under this Agreement, [The confidential material contained herein has been omitted and has been separately filed with the commission.] of any royalties received by Licensee from any Sublicensee in consideration of permitting the Sublicensee to sell Licensed Products; and [The confidential material contained herein has been omitted and has been separately filed with the commission.] of "up-front" sublicensing payments from a third party, if sublicense occurs prior to completing a Phase II trial completion, or [The confidential material contained herein has been omitted and has been separately filed with the commission.] of up-front sublicensing payments from a third party, if sublicense occurs after completing a Phase II trial and before completing a Phase III trial, or [The confidential material contained herein has been omitted and has been separately filed with the commission.] of up-front sublicensing payments from a third party, if sublicense occurs after completing a Phase III trial. "Up-front" shall include sublicense fees paid in installments or as milestone payments.

                (b) Investments by Sublicensees in equity of Licensee or financing of research and development at Licensee will not be treated as royalties or sublicense fees subject to sharing by CMCC, provided that such equity or research and development financing is at fair value, as may be determined by independent appraisal at CMCC's election. If the Licensee's securities are publicly traded and an equity purchase by a Sublicensee as part of a sublicense involves a premium over the current market price, the premium shall be considered a license fee and subject to the payment obligations of paragraph 3 (a) above.

     B. No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one Patent Rights patent application or Patent Rights patent licensed under this Agreement. In the event that in any country a Licensed Product does not include any component covered by a valid claim of a Patent Right and if Licensee can demonstrate that a third party is selling a competing product substantially similar to a Licensed Product in that jurisdiction, then the royalties payable hereunder with respect to the Net Sales of such Licensed Product in such country shall be reduced by [The confidential material contained herein has been omitted and has been separately filed with the commission.].

     C. To the extent that Licensee obtains subsequent to the date of this Agreement licenses to third party patents or other intellectual property that are necessary to produce or sell Licensed Products in the Field of Use, Licensee may deduct from the royalty due to CMCC [The confidential material contained herein has been omitted and has been separately filed with the commission.] of the royalties due on such third party patents or intellectual property up to an amount equal to [The confidential material contained herein has been omitted and has been separately filed with the commission.] of royalties due hereunder.

     D. For purposes of calculating royalties, in the event that a Licensed Product includes both component(s) covered by a claim of a Patent Right ("Patented Component") and a component which is diagnostically useable or therapeutically active alone or in a combination which does not require the Patented Component, and such component is not covered by a claim of a Patent Right ("Unpatented Component"), then Net Sales of the Combination Product or Combination Process shall be calculated using one of the following methods;

          1. By multiplying the Net Sales of the Combination Product or Combination Process during the applicable royalty accounting period ("accounting period") by a fraction, the numerator of which is the gross selling price in a relevant market of the Patented Component(s) contained in the Combination Product or Combination Process if sold separately, and the denominator of which is the sum of the gross selling price in relevant markets of both the Patented Component(s) and the Unpatented Component(s) contained in the Combination Product or Combination Process if sold separately; or

          2. In the event that no such separate sales are made of the Patented Component(s) or the Unpatented Components in relevant markets during the applicable accounting period, Net Sales for purposes of determining royalties payable hereunder shall be calculated by multiplying the Net Sales of the Combination Product or Combination Process by a fraction, the numerator of which is the fully allocated production cost of the Patented Component(s) and the denominator of which is the sum of the fully allocated production costs of the Patented Component(s) and the Unpatented Component(s) contained in the Combination Product or Combination Process. Such fully allocated costs shall be determined by using Licensee's standard accounting procedures, which procedures must conform to standard cost accounting procedures.

     E. Royalty payments shall be paid in United States dollars in Boston, Massachusetts, or at such other place as CMCC may reasonably designate consistent with the laws and regulations controlling in any foreign country. If the currency conversion shall be required in connection with the payments of royalties or other amounts hereunder, the conversion shall be made by using the exchange rate prevailing at BankBoston on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

     F. The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a per annum rate of [The confidential material contained herein has been omitted and has been separately filed with the commission.] above the prime rate in effect at BankBoston on the due date. The payment of such interest shall not foreclose CMCC from exercising any other rights it may have as a consequence of the lateness of any payment.

                         ARTICLE V. REPORTS AND RECORDS

     A. Licensee shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account in accordance with generally accepted accounting principles and containing sufficient detail to enable CMCC to determine the royalty and other amounts payable to CMCC under this Agreement. Said books of account shall be kept at Licensee's principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates. Said books and the supporting data shall be retained for at least three (3) years following the end of the calendar year to which they pertain.

     B. CMCC shall have the rights: (i) commencing after the First Commercial Sale or Licensee entering into the first sublicense hereunder (whichever shall first occur), to audit the books of account described above from time to time to the extent necessary to verify the reports provided for herein, and (ii) at any time during the term of the Agreement, to audit compliance in other respects with this Agreement; provided that such rights in (i) and (ii)above may not be exercised by CMCC more than one time during each calendar year, commencing after the First Commercial Sale or Licensee entering into the first sublicense hereunder (whichever shall first occur).CMCC or its agents shall perform these audits at CMCC's expense upon reasonable prior notice and during Licensee's regular business hours. Any such agents (including any independent accounting firm performing such audit) shall agree as a condition to such audit to maintain the confidentiality of all information of Licensee disclosed or observed in connection with such audit and to disclose to CMCC only whether Licensee shall have complied with its payment or other obligations under this Agreement. However, if Licensee shall not have complied with its obligations, such agents may disclose to CMCC the subject of noncompliance or payment due and basis of calculation thereof.

     C. Licensee shall deliver to CMCC true and accurate reports by March 31st, for the period July 1 through December 31 of the previous year, and on September 30th, for the period January 1st through June 30th of the current year, giving such particulars of the business conducted by Licensee, its Affiliates and its Sublicensees under this Agreement as shall be pertinent to a royalty accounting hereunder and to verify Licensee's activities with respect to achieving the objectives of the Development Plan described in Article III above. These reports shall include at least the following:

          1.   Number of each of the Licensed Products leased and/or sold.

          2.   Aggregate gross receipts for each of the Licensed Products.

          3.   Applicable deductions.

          4.   Accounting for all Net Sales of each Licensed Product.

          5.   Total royalties due.

          6.   Names and addresses of all Sublicensees of Licensee.

          7.   Payments received by Licensee from Affiliates and Sublicensees.

          8. Licensed Products manufactured and sold to the U.S. Government. No royalty obligations shall arise from sales or use by, for or on behalf of the U.S. Government in view of a royalty-free, nonexclusive license that may heretofore have been granted to the U.S. Government.

          9.   Royalties and Fees received from Sublicensees.

     D. Until the First Commercial Sale of a Licensed Product, Licensee shall provide to CMCC at least annually by March 31 of each year, reasonable detail regarding the activities of Licensee and Licensee's Affiliates and Sublicensees relative to achieving the objectives set forth in the Development Plan in a timely manner, including but not limited to, reports of financial expenditures to achieve said objectives, research and development activities, regulatory approvals, strategic alliances and manufacturing, sublicensing and marketing efforts.

     E. With each such report submitted, Licensee shall pay to CMCC the royalties due and payable under this Agreement. If no royalties shall be due, Licensee shall so report.

     F. On or before the ninetieth (90th) day following the close of Licensee's fiscal year, Licensee shall provide CMCC with Licensee's audited financial statements for the preceding fiscal year.


                        ARTICLE VI. PATENT PROSECUTION

     A. CMCC shall have primary responsibility for applying for, prosecuting and maintaining the Patent Rights during the term of this Agreement, including patent protection for inventions made pursuant to the Sponsored Research Agreement. CMCC shall at its discretion be responsible for the preparation, filing, prosecution and maintenance of any such patent applications which it elects to file pursuant to this Article through patent counsel of its choosing and acceptable to Licensee. Licensee and CMCC agree to cooperate in the preparation and execution of all documents necessary or desirable to perfect filing of, advance prosecution of, or effect issue of such patents or applications in the United States and foreign countries. Licensee shall have the right to review and comment upon all patent applications, amendments and responses, claims and other documents material to the prosecution of the U.S. and foreign patent applications. CMCC agrees to cooperate in incorporating such comments into the relevant documents.

     B. If CMCC elects not to (i) file a U.S. patent application on an invention made pursuant to the Sponsored Research Agreement, (ii) file foreign or PCT applications claiming priority to a pending U.S. patent application within the one-year statutory period, (iii) continue prosecution of a patent application or (iv) maintain any U.S. or foreign patent, CMCC shall so notify Licensee in sufficient time for Licensee to assume the filing, prosecution and/or maintenance of such application or patent in CMCC's name at Licensee's expense. Licensee shall have the option, at its expense and discretion, to file, foreign file, prosecute or maintain any such applications or patents. CMCC agrees to execute, and agrees to use reasonable efforts to ensure that its employees shall execute, all documents necessary to perfect filing of, advance prosecution of, or effect issue of such applications. Licensee shall have no further royalty obligations under Article IV A.2. with respect to such patents or applications.

     In the event Licensee elects not to pay the cost of filing, prosecuting or maintaining a particular Patent Right licensed to Licensee hereunder, Licensee shall have no license under this Agreement to any such Patent Right.

     C. Licensee shall reimburse to CMCC the amount of all fees and costs relating to the filing, prosecution and maintenance of the Patent Rights incurred after the Effective Date. CMCC shall provide to Licensee an itemized invoice of all such fees and Licensee shall pay to CMCC all amounts due under said invoice within thirty (30) days of the date of said invoice. In the event CMCC licenses rights under any of the Patent Rights to one or more commercial third parties outside the Field of Use, Licensee's reimbursement of costs for the shared Patent Rights shall be [The confidential material contained herein has been omitted and has been separately filed with the commission.].

     In the event Licensee elects not pay the cost of filing, prosecuting or maintaining a particular Patent Right licensed to Licensee hereunder, Licensee shall have no license under this Agreement to any such Patent Right. Failure to pay an invoice by the above due date, shall be deemed an election not to pay such costs, and Licensee's license shall terminate as to such Patent Right only, after notice from CMCC and Licensee's failure to cure within thirty days; provided, however, should Licensee's failure to pay the invoice within the thirty (30) day cure period after such notice of termination be inadvertent ("inadvertent" shall mean one such failure to pay in any calendar year) and provided that such failure to pay by the invoice date or during the notice and cure period shall not result in a patent bar date in the relevant U.S. or foreign patent office, Licensee shall have the right to pay the invoice within an additional thirty (30) day cure period and re-instate its license to such terminated Patent Rights.


                           ARTICLE VII. INFRINGEMENT

     A. Licensee and CMCC shall each inform the other promptly in writing of any alleged infringement by a third party of the Patent Rights covering the Licensed Products in the Field of Use which comes to their attention and of any available evidence thereof.

     B. During the term of this Agreement, CMCC shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights by a third party and, in furtherance of such right, Licensee hereby agrees that CMCC may include Licensee as a party plaintiff in any such suit, without expense to Licensee. In such event, the total cost of any such infringement action commenced solely by CMCC shall be borne by CMCC, (and CMCC shall keep any recovery or damages for past infringement derived therefrom). In the event such infringement relates to use of the Patent Rights in the Field of Use only, no settlement, consent judgment or other voluntary disposition of any such suit may be entered into without the consent of Licensee, which consent shall not be unreasonably withheld or delayed. Licensee shall have ten (10) days from CMCC's notice to consent or to object in writing, stating in reasonable detail the reasons for withholding consent. No response within such period shall be deemed to constitute Licensee's consent. CMCC shall indemnify Licensee against any order for costs that may be made against Licensee in such proceedings.

Notwithstanding the foregoing, Licensee may elect at its option to participate in the prosecution of any such infringement action where the alleged infringement is of Licensed Products within the Licensee's Field of Use. If Licensee shall be the only licensee participating in the infringement action, Licensee shall, reimburse [The confidential material contained herein has been omitted and has been separately filed with the commission.] of CMCC's attorneys' fees and expenses. If more than one licensee shall be participating, Licensee shall reimburse [The confidential material contained herein has been omitted and has been separately filed with the commission.] of CMCC's attorneys' fees and expenses, where [The confidential material contained herein has been omitted and has been separately filed with the commission.]. In the event of such participation: (i) no settlement, consent judgment or other voluntary disposition of any such suit may be entered into without the consent of Licensee, which consent shall not be unreasonably withheld or delayed. Licensee shall have ten (10) days from CMCC's notice to consent or to object in writing, stating in reasonable detail the reasons for withholding consent, and no response within such period shall be deemed to constitute Licensee's consent; and (ii) any recovery of damages by CMCC for such suit shall be applied first in satisfaction of any expenses of CMCC and Licensee hereunder, and the balance remaining from any such recovery shall be divided equally between CMCC and Licensee.

     C. If within three (3) months after having been notified of any alleged infringement of the Patent Rights by a third party, CMCC shall have been unsuccessful in persuading the third party to cease and desist or shall not have brought and shall not be diligently prosecuting an infringement action, or if CMCC notifies Licensee any time prior thereto of its intention not to bring suit against any alleged third party infringer then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights covering the Licensed Products in the Field of Use, and Licensee may, for such purposes, use the name of CMCC as party plaintiff; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted hereunder remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of CMCC, which consent shall not be unreasonably withheld or delayed. Licensee shall indemnify CMCC against any order for costs that may be made against CMCC in such proceedings.

     D. In the event Licensee shall undertake the enforcement of the Patent Rights covering the Licensed Products in the Field of Use by litigation, or in the event that Licensee is required to defend an infringement action instituted against Licensee by a third party, Licensee may withhold up to [The confidential material contained herein has been omitted and has been separately filed with the commission.] of the payments otherwise thereafter due to CMCC under Article IV above and apply the same toward reimbursement of up to [The confidential material contained herein has been omitted and has been separately filed with the commission.] of Licensee's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by Licensee for such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to such suit and next toward reimbursement of CMCC for any payments under Article IV past due or withheld and applied pursuant to this
Article VII. The balance remaining from any such recovery shall be divided equally between Licensee and CMCC.

     E. In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against Licensee, CMCC, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and participate in the defense of the action at its own expense.

     F. In any infringement suit which either party may institute to enforce the Patent Rights pursuant to this Agreement, or in a suit for patent infringement which is brought by a third party against CMCC or Licensee, which either party or both parties are required to defend, the other party hereto shall at the request and the expense of the party initiating or defending such suit, cooperate in all reasonable respects and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     G. Licensee shall, for so long as its license rights to any Licensed Product or Licensed Processes are exclusive hereunder, have the sole right subject to the terms and conditions hereof to sublicense any alleged infringer for future use of the Patent Rights for the Licensed Products in the Field of Use. Any upfront payment (e.g., fees, royalties on past sales, or other payments) paid to Licensee as part of a sublicense agreement made in settlement of the infringement action shall be shared equally between Licensee and CMCC. Any royalties for future sales in such an agreement shall be treated as set forth in Article IV.A., Paragraph 3.


                      ARTICLE VIII. UNIFORM INDEMNIFICATION
                            AND INSURANCE PROVISIONS

     A. Licensee shall indemnify, defend and hold harmless CMCC, its corporate affiliates, current or future directors, trustees, officers, faculty, medical and professional staff, employees, students and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) (i) reasonably incurred by or (ii) imposed upon, the Indemnitees or any one of them in connection with any third party claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

     B. Licensee's indemnification under Article VIII Paragraph A above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnitees.

     C. Licensee agrees, at its own expense, to provide attorneys (which may be the same as Licensee's attorneys) reasonably acceptable to CMCC to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

     D. Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee, Affiliate or agent of Licensee, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming CMCC and the other Indemnitees, (if and to the extent acceptable to Licensee's insurance carrier) as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) contractual liability coverage for Licensee's indemnification under Article VIII, Paragraphs A through C of this Agreement. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate), such self-insurance program must be acceptable to CMCC and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amount of insurance coverage required under this Article VIII, Paragraph D. shall not be construed to create a limit of Licensee's liability with respect to its indemnification under Article VIII, Paragraphs A through C of this Agreement.

     E. Licensee shall provide CMCC with written evidence of such insurance upon request of CMCC. Licensee shall provide CMCC with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material adverse change in such insurance. If Licensee does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, CMCC shall have the right to terminate this Agreement effective at the end of such fifteen
(15) day period without notice of any additional waiting period.

     F. Licensee shall maintain such commercial general liability insurance during (i) the period that any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee, Affiliate or agent of Licensee and (ii) a reasonable period after the period referred to above, which in no event shall be less than fifteen (15) years.

     G. Article VIII, Paragraphs A through F shall survive expiration or termination of this Agreement.

     H. OTHER THAN WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTY TO THE OTHER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO LICENSEE HEREUNDER AND HEREBY DISCLAIMS THE SAME.


                          ARTICLE IX. EXPORT CONTROLS

     It is understood that CMCC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or commodities to certain foreign countries without prior approval of such agency. CMCC neither represents that a license shall not be required, nor that if required, it shall be issued.


                          ARTICLE X. NON-USE OF NAMES

     Licensee shall not use the name of Children's Medical Center Corporation nor the name of any of its corporate affiliates or employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from CMCC in each case, except that Licensee may state that it is licensed by CMCC under one or more of the patents and/or applications comprising the Patent Rights, and Licensee may comply with disclosure requirements of all applicable laws relating to its business, including United States and state security laws. To seek CMCC's consent for a given use of the name of CMCC (or its affiliates or employees), Licensee may telefax the proposed statement to the Children's Hospital Public Affairs Office. The Public Affairs Office shall make reasonable efforts to respond promptly. CMCC hereby grants approval for Licensee to make the statement(s) attached hereto as Appendix 4, which Appendix may be amended from time to time by mutual consent.


                            ARTICLE XI. ASSIGNMENT

     A. Except as otherwise provided herein, this Agreement is not assignable by Licensee in whole or in part, and any attempt to do so shall be void and of no effect.

     B. CMCC may assign this Agreement at any time to any Affiliate of CMCC without the prior consent of the Licensee.

     C. Except as provided in Article XI, Paragraph B above and D below, Licensee may assign this Agreement to another entity only with the prior written consent of CMCC, which consent shall not be unreasonably withheld or delayed.

     D. Notwithstanding anything herein to the contrary, in the event Licensee merges with another entity, is acquired by another entity, or sells all or substantially all of its assets to another entity, Licensee may assign its rights and obligations hereunder to, in the event of a merger or acquisition, the surviving entity, and in the event of a sale, the acquiring entity, without CMCC's consent so long as: (i) Licensee is not then in breach of this Agreement;
(ii)
the proposed assignee has a net worth at least equivalent to the net worth Licensee had as of the date of this Agreement; (iii) the proposed assignee has available resources and sufficient scientific, business and other expertise comparable to Licensee in order to satisfy its obligations hereunder; (iv) Licensee provides written notice of the intended assignment to CMCC at least twenty (20) days in advance of the effective date of the assignment, and provides documentation sufficient to demonstrate the requirements set forth in subparagraphs (i) through (iii) above, at least ten (10) days prior to the effective date of the assignment; and (v) CMCC receives from the assignee, in writing, at least ten (10) days prior to the effective date of the assignment:
(a) reaffirmation of the terms of this Agreement; (b) an agreement to be bound by the terms of this Agreement; and (c) an agreement to perform the obligations of Licensee under this Agreement.


                ARTICLE XII. DISPUTE RESOLUTION AND ARBITRATION

     A. Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other of such claim, dispute or controversy in writing, describing the dispute in reasonable detail. By no later than five (5) business says after the recipient has received such notice of dispute, each party shall have selected a representative who shall have the authority to bind such party and shall have advised the other party in writing of the name and title of such representative.

     B. Within fifteen (15) days of receipt of a request for mediation as described above, the parties agree to commence mediation in the City of Boston, Commonwealth of Massachusetts in accordance with the policies and procedures of Endispute, Inc. ("Endispute"), or in the event that Endispute is no longer in operation, in accordance with the policies and procedures of the American Arbitration Association. The parties shall select a mediator acceptable to both of them from a list provided by Endispute. The parties agree to cooperate in good faith in said mediator's efforts to assist the parties to resolve the dispute. Each party agrees to pay fifty percent (50%) of the costs of said mediation. If the matter has not been resolved by mutual agreement of the parties within thirty (30) days of the commencement of mediation, either party may request in writing that the matter be submitted to arbitration in accordance with the following subparagraph.

     C. Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the parties or by mediation shall be resolved by final and binding arbitration in Boston, Massachusetts if such claim, dispute or controversy was initiated by Licensee and in Newark, New Jersey if such claim, dispute or controversy was initiated by CMCC, in accordance with the rules of the American Arbitration Association ("AAA") then obtaining and all expenses, in connection therewith, will be shared equally, except for the expense of the parties' respective legal counsels. A single arbitrator shall be mutually agreed upon and if the parties are unable to agree on a mutually acceptable arbitrator, an arbitrator shall be chosen in accordance with AAA rules. Any award rendered in such arbitration shall be final and may be enforced by either party.

     D. Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement; provided that neither party shall be deemed to be in default of the performance of any obligation for which dispute resolution hereunder is triggered under Article XII. A. until such dispute is finally resolved and the party has failed thereafter to perform such obligation (after the expiration of any applicable grace and/or cure period).


                      ARTICLE XIII. TERM AND TERMINATION

     A. The term of this Agreement shall commence on the Effective Date and terminate on the date of expiration of the last expiring Patent Right.

     B. CMCC may terminate this Agreement immediately upon the bankruptcy, insolvency, liquidation, dissolution or cessation of operations of Licensee; or the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of Licensee; or any assignment by Licensee for the benefit of creditors; or the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of Licensee which is not dismissed within ninety (90) days of the date on which it is filed or commenced.

     C. CMCC may terminate this Agreement upon thirty (30) days prior written notice in the event of Licensee's failure to pay to CMCC royalties or other payments due and payable hereunder in a timely manner, unless Licensee shall make all such payments to CMCC within said thirty (30) day period. Upon the expiration of the thirty (30) day period, if Licensee shall not have made all such payments to CMCC, the rights, privileges and licenses granted hereunder shall terminate.

     D. Except as otherwise provided in Paragraph C above, either party may terminate this Agreement upon sixty (60) days prior written notice in the event of breach or default by the other party of any material term or condition or warranty contained in this Agreement, unless the other party shall cure such breach within said sixty (60) day period. Upon the expiration of the sixty (60) day period, if the other party shall not have cured said breach, the rights, privileges and license granted hereunder may be terminated by such non-breaching party.

     E. Licensee shall have the right to terminate this Agreement at any time upon three (3) months' prior written notice to CMCC, and upon payment by Licensee of all amounts due CMCC through the effective date of termination.

     F. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Licensee and any Sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Licensee shall pay to CMCC the royalties thereon as required under this Agreement and shall submit the reports required under this Agreement on the sales of Licensed Products.

     G. Articles I, V. A. and B., VIII, XII, XII.F. and G., XIV and XV shall survive expiration or termination of this Agreement.



           ARTICLE XIV. PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS

     A. All payments, notices, reports and/or other communications made in accordance with this Agreement, shall be sufficiently made or given (i) upon delivery, if delivered personally against written receipt, (ii) three (3) days after posting by certified mail, postage prepaid, return receipt requested,
(iii) upon confirmed receipt, if delivered by telecopier, or (iv) the next day if delivered by a recognized overnight commercial courier, addressed in each instance to the parties at the following addresses:


    In the case of CMCC:

             Director, Technology Transfer
             Children's Hospital
             300 Longwood Avenue
             Boston, MA  02115
             FAX (617) 232-7485

    In the case of Licensee:

             President
             OraPharma, Inc.
             732 Louis Drive
             Warminster, PA  18974
             FAX (215) 443-9531

             with a copy to:

             Sills Cummis Radin
             Tischman Epstein & Gross, P.A.

             One Riverfront Plaza
             Newark, NJ  07102
             Attention:  Ira A. Rosenberg, Esq.
             FAX (973) 643-6500

or such other address as either party shall notify the other in writing.


                        ARTICLE XV. GENERAL PROVISIONS

     A. All rights and remedies hereunder will be cumulative and not alternative, and this Agreement shall be construed and governed by the laws of the Commonwealth of Massachusetts.

     B. This Agreement may be amended only by written agreement signed by the parties.

     C. It is expressly agreed by the parties hereto that CMCC and Licensee are independent contractors and nothing in this Agreement is intended to create an employer relationship, joint venture, or partnership between the parties. No party has the authority to bind the other.

     D. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all proposals, negotiations and other communications between the parties, whether written or oral, with respect to the subject matter hereof.

     E. If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby.

     F. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

     G. The failure of either party to assert a right to which it is entitled or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     H. Licensee agrees to mark any Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practices of the country of manufacture or sale.

     I. Each party hereto agrees to execute, acknowledge and deliver such further instruments and do all such further acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     J. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

CHILDREN'S MEDICAL CENTER CORPORATION       ORAPHARMA, INC.

By: /s/ William New                         By: /s/ Michael Kishbauch
   ----------------------------------          ---------------------------------

William New                                 Name: Michael D. Kishbauch
                                                 -------------------------------

Vice President, Research Administration     Title: President and CEO
                                                  ------------------------------

Date: 1/20/99                               Date: 1/22/99
      -------------------------------             ------------------------------

                                  Appendix 1

[The confidential material contained herein has been omitted and has been separately filed with the commission.]

                                  Appendix 2
                 Licensed Products and Licensed Fields of Use


PRODUCT NAME               DESCRIPTION                        FIELD(S) OF USE
------------               --------------------------------------------------

[The confidential material contained herein has been omitted and has been separately filed with the commission.]

                                  Appendix 3

[The confidential material contained herein has been omitted and has been separately filed with the commission.]

                                  Appendix 4

Filed as Item 4.11 of a Registration Statement on Form S-1, file number 333- , filed by OraPharma on December 30, 1999.

                                      -30-